UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 15, 2011

CHINA FRUITS CORPORATION.

(Exact Name of Registrant as Specified in Charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

0-22373 (Commission File Number)	58-2027283 (IRS Employer Identification Number)

Fu Xi Technology & Industry Park, Nan Feng County

Jiang Xi Province, P. R. China

(Address of principal executive offices)

 +86 (794) 326-6199

  (Issuer Telephone Number)

Copies to:

Greentree Financial Group, Inc.

7951 SW 6th Street, Suite 216

Plantation, FL 33324

(954) 424-2345 Tel

(954) 424-2230 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 4.02 Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim review.

On April 15, 2011 the board of directors of China Fruits Corporation concluded that it was necessary to restate the audited consolidated financial statements of the Company for the year ended December 31, 2009. The need for the restatement is that the consolidated statement of operation was not properly presented according to ASC 205-20, Discontinued Operations, and the consolidated statement of cash flows was not properly presented according to ASC 230, Statement of Cash Flows, regarding cash flows from discontinued operations.

Accordingly, the 2009 consolidated statement of operations, and 2009 consolidated statement of cash flows financial statements will be restated to reflect the correction of these errors. The company originally filed its annual report on Form 10-K with the Securities and Exchange Commission (the “Commission”) on April 15, 2010. The result of this restatement will present 1) the expenses from discontinued operation not within the operating expenses from continued operation for the year ended December 31, 2009; 2) cash flows from operating, investing and financing activities of the discontinued operations not within the operating cash flow category for the year ended December 31, 2009. As a result the 2009 audited annual financial statement should no longer be relied upon.

The Registrant believes these changes did not have a material effect on the Registrant’s interim financial statements and results of operations for the periods ended March 31, June 30 and September 30, 2010.

The Registrant currently has 38,779,689 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "CHFR".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FRUITS CORPORATION

Date: April 28, 2011	By:	/s/ Chen, Quan Long
Chen, Quan Long President, Chief Executive Officer and Chairman of the Board of Directors